Exhibit 10.13

SECOND ADDENDUM TO OFFER LETTER

This Second Addendum to Offer Letter (this “Addendum”) is made and entered into by and between ITG Communications, LLC, a Texas limited liability company (the “Company”), and Joel Rivas (“Employee”) effective as of June 4, 2026.

WHEREAS, the Company and Employee previously entered into that certain offer letter dated as of December 14, 2021 (as amended by the Addendum to Offer of Employment dated as of April 2, 2024, the “Offer Letter”); and

WHEREAS, the Company and Employee desire to enter into this Addendum to amend certain terms of the Offer Letter.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The first sentence of the first paragraph of the Offer Letter is hereby deleted in its entirety and replaced with the following:

“ITG C ommunications will employ you as its Chief Administrative Officer.”

2.

Except as expressly modified by this Addendum, the Offer Letter shall remain in full force and effect. This Addendum embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, oral or written, relative thereto.

3.

This Addendum may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[Remainder of Page Intentionally Blank;

Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first written above.

ITG Communications, LLC

/s/ Andy Parrott
Name: Andrew Parrott
Title: Chief Executive Officer

EMPLOYEE:

/s/ Joel Rivas
Joel Rivas

[Signature Page to Addendum to Offer Letter]